Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Spectrum Pharmaceuticals, Inc., and the effectiveness of Spectrum Pharmaceuticals, Inc.’s internal control over financial reporting dated March 7, 2018, appearing in the Annual Report on Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 18, 2018